EXHIBIT 23.1



                CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in each of the Prospectuses constituting part of the Registration Statements of Diamond Shamrock, Inc. on Form S-3 (Nos. 33-67166, 33-59451 and
333-4157) filed on August 9, 1993, May 19, 1995, and May 20, 1996 respectively, and on Form S-8 (Nos. 33-15268, 33-34306, 33-47761,
33-50573, 33-59025, and 33-64645) filed on June 22, 1987, April 13,
1990, May 6, 1992,  October 6, 1993, May 2, 1995, and November 30,
1995, respectively, of our report which, except as it pertains to the last paragraph of Note 2, for which our report is dated September 27, 1996, is dated February 23, 1996, and is appearing in Exhibit 13.3 of this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in Item 14(a)(2) of this Form 10-K/A.


/s/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP


San Antonio, Texas
September 30, 1996

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